UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	October 31, 2007

RIDGEWOOD ELECTRIC POWER TRUST II
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21304	22-3206429
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1314 King Street, Wilmington, DE 19801	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(302) 888-7444

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On October 31, 2007, Ridgewood Electric Power Trust II (the “Trust”) received payment of its notes receivable issued in connection with the sale of the Trust’s interests in the Pittsfield Investors Limited Partnership and the B-3 Limited Partnership in 2002. The amount of the prepayment, including accrued interest and early prepayment penalties, totaled approximately $5 million. The Trust’s carrying value of the notes at September 30, 2007 was $0, and accordingly, the entire amount received is expected to be recorded in the Trust’s financial statements as a gain during the fourth quarter of 2007.

Disclosures About Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than those that are purely historical, are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” and similar expressions also identify forward-looking statements. These statements are based upon management’s opinions and estimates as of the date they are made. Although management believes that the expectations reflected in these forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. Every forward-looking statement reflects an inherent risk and uncertainty that could cause the actual results of any such event to differ materially from the plans, projections, or expectations expressed or implied in such statement by management on the date the statement was made. These factors include, without limitation, the risk that additional information may arise in connection with the preparation of the Trust’s financial statements or otherwise and that other subsequent events may occur that would impact the Trust’s anticipated recordation of the notes in the Trust’s financial statements during the fourth quarter of 2007.

These statements are only good on the date made. The Trust undertakes no obligation to update these forward looking statements, or any information associated with them, in any future filings, schedules, or reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIDGEWOOD ELECTRIC POWER TRUST II

Date:	November 5, 2007	By:	/s/ JEFFREY H. STRASBERG
		Name:	Jeffrey H. Strasberg
		Title:	Executive Vice President and Chief Financial Officer